CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File Nos. 333-133675/811-07534 on Form N-6 of our report dated March 27, 2026 relating to the financial statements and financial highlights of each of the divisions of Paragon Separate Account B and our report dated March 10, 2026 relating to the financial statements of Metropolitan Life Insurance Company, both appearing on Form N-VPFS of Paragon Separate Account B for the year ended December 31, 2025. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 22, 2026

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File Nos. 333-133675/811-07534 on Form N-6 of our report dated March 24, 2026, relating to the statutory-basis financial statements of Metropolitan Tower Life Insurance Company, appearing on Form N-VPFS of Paragon Separate Account B for the year ended December 31, 2025. We also consent to the reference to us under the heading “Independent Auditor” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 22, 2026